Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS THIRD QUARTER 2016 RESULTS
EPS of $0.89

Third Quarter 2016 Highlights
▪ Operating income margin of 14.4%
▪ Solid cash flow from operations and cash conversion of net income (1)
▪ Returned $107 million to shareholders through dividends and share repurchases

CLEVELAND, Ohio, Friday, October 21, 2016 -- Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported third quarter 2016 net income of $60.0 million, or diluted earnings per share (EPS) of $0.89 which includes a $4.0 million, or $0.06 EPS benefit from a discrete income tax item. This compares with net losses of $60.5 million, or $(0.82) EPS, in the comparable 2015 period due to after-tax special item charges of $126.7 million, or $1.71 EPS. On an adjusted basis, net income for third quarter 2015 was $66.2 million, or $0.89 EPS.

Third quarter 2016 sales decreased 12.0% to $567.6 million as a 2.1% benefit from acquisitions was offset by 12.8% lower volumes, a 0.7% decrease in price and a 0.6% unfavorable impact from foreign exchange translation. Excluding Venezuela from prior year results due to the recent deconsolidation of the operation, sales decreased 7.0%, primarily from 7.8% lower volumes.

Operating income for the third quarter 2016 was $81.8 million, or 14.4% of sales, reflecting favorable mix and lower costs. This compares with operating losses of $84.0 million in the comparable 2015 period which included special items related to pension settlement charges, Venezuelan currency remeasurement losses and rationalization and impairment charges. On an adjusted basis, third quarter 2015 operating income was $97.1 million or 15.1% of sales.

“We are pleased to report solid margin performance in the quarter,” stated Christopher L. Mapes, Chairman, President and Chief Executive Officer. “As we navigate through this challenging portion of the cycle, our year-over-year sales performance continues to improve on easier comparisons and successful commercial initiatives in the equipment product line. While market trends remain mixed, we are focused on cost controls, productivity, and positioning Lincoln Electric for long-term success.”

Nine Months 2016 Summary

Net income for the nine months ended September 30, 2016 was $145.0 million, or EPS of $2.11, which includes an after-tax special item benefit of $7.2 million, or $0.10 EPS, due to the reversal of an income tax valuation allowance and a $33.3 million charge, or $0.48 EPS, from the deconsolidation of the Venezuelan subsidiary. This compares with net income of $78.8 million, or EPS of $1.04, in the comparable 2015 period. Adjusted net income for the nine months ended September 30, 2016 was $171.1 million, or adjusted EPS of $2.49, compared with adjusted net income of $206.4 million, or adjusted EPS of $2.72, in 2015.
Sales decreased 13.1% to $1.7 billion in the nine months ended September 30, 2016 primarily due to unfavorable foreign exchange translation and lower volumes. This compares with $2.0 billion in sales in the comparable 2015 period. Excluding Venezuela from prior year results, sales decreased 9.9%, primarily from lower volumes. Operating income was $205.2 million, or 12.0% of sales, as compared with $103.3 million, or 5.2% of sales, in the comparable 2015 period. Adjusted operating income was $239.6 million or 14.0% of sales, compared with $285.6 million, or 14.5% of sales in 2015.

_______________________________________________________________________________

(1)	Cash conversion is defined as Net cash provided by operating activities less Capital expenditures divided by Net income.

Lincoln Electric Reports Third Quarter 2016 Financial Results

Venezuela Deconsolidation

Effective June 30, 2016 , the Company deconsolidated the financial results of its Venezuela subsidiary and began reporting its results using the cost method of accounting.  As a result, Venezuela is no longer included in the consolidated financial statements in the current period starting in the third quarter of 2016.  In the third quarter of 2015 Venezuela contributed $34.7 million of Net sales and incurred a $16.8 million loss in Gross profit due to a  $22.2 million special item charge in Cost of goods sold related to the remeasurement of the Venezuela currency.  Excluding this charge, Venezuela contributed $5.3 million in Gross profit.

Dividend and Share Repurchases

The Company’s Board of Directors declared a 9.4% increase in the quarterly cash dividend, from $0.32 per share to $0.35, or $1.40 per share on an annual basis. The declared quarterly cash dividend of $0.35 per share is payable January 13, 2017 to shareholders of record as of December 31, 2016.

During the third quarter, the Company returned $107.2 million to shareholders through dividends and the repurchase of 1.4 million of the Company’s common shares. The Company is maintaining its 2016 share repurchase target of $400 million of the Company’s common shares.

Financing Activities

On October 20, 2016, the Company issued Senior Unsecured Notes (the "2016 Notes") in the aggregate principal amount of $350 million through a private placement. The 2016 Notes have maturities ranging from 12 to 25 years with a weighted average effective interest rate of 3.1% and a weighted average term of 18 years. The proceeds will be used for general corporate purposes.

Webcast Information

A conference call to discuss third quarter 2016 financial results will be webcast live today, October 21, 2016, at 10:00 a.m., Eastern Time.  This webcast is accessible at http://ir.lincolnelectric.com. Listeners should go to the web site prior to the call to register, download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

Investors who are unable to access the webcast may listen to the conference call live by telephone by dialing (877) 344-3899 (domestic) or (315) 625-3087 (international) and use confirmation code 90839034. Telephone participants are asked to dial in 10-15 minutes prior to the start of the conference call.

Financial results for the third quarter 2016 can also be obtained at http://ir.lincolnelectric.com.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxy-fuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 48 manufacturing locations, including operations and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at http://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, Adjusted net income, Adjusted diluted earnings per share and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Lincoln Electric Reports Third Quarter 2016 Financial Results

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and on Form 10-Q for the quarter ended June 30, 2016.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three Months Ended September 30,				Fav (Unfav) to Prior Year
	2016	% of Sales	2015	% of Sales	$	%
Net sales	$567,646	100.0%	$645,166	100.0%	$(77,520)	(12.0%)
Cost of goods sold	367,834	64.8%	446,272	69.2%	78,438	17.6%
Gross profit	199,812	35.2%	198,894	30.8%	918	0.5%
Selling, general & administrative expenses	117,983	20.8%	128,299	19.9%	10,316	8.0%
Rationalization and asset impairment charges	—	—	18,285	2.8%	18,285	100.0%
Pension settlement charges	—	—	136,331	21.1%	136,331	100.0%
Operating income (loss)	81,829	14.4%	(84,021)	(13.0%)	165,850	197.4%
Interest income	360	0.1%	692	0.1%	(332)	(48.0%)
Equity earnings in affiliates	619	0.1%	310	—	309	99.7%
Other income	1,303	0.2%	296	—	1,007	340.2%
Interest expense	(3,815)	(0.7%)	(5,803)	(0.9%)	1,988	34.3%
Income (loss) before income taxes	80,296	14.1%	(88,526)	(13.7%)	168,822	190.7%
Income taxes	20,257	3.6%	(28,045)	(4.3%)	(48,302)	(172.2%)
Effective tax rate	25.2%		31.7%		6.5%
Net income (loss) including non-controlling interests	60,039	10.6%	(60,481)	(9.4%)	120,520	199.3%
Non-controlling interests in subsidiaries’ loss	(10)	—	(15)	—	5	33.3%
Net income (loss)	$60,049	10.6%	$(60,466)	(9.4%)	$120,515	199.3%

Basic earnings (loss) per share	$0.90		$(0.82)		$1.72	209.8%
Diluted earnings (loss) per share	$0.89		$(0.82)		$1.71	208.5%
Weighted average shares (basic)	66,477		73,754
Weighted average shares (diluted)	67,182		73,754
	Nine Months Ended September 30,				Fav (Unfav) to Prior Year
	2016	% of Sales	2015	% of Sales	$	%
Net sales	$1,710,786	100.0%	$1,967,806	100.0%	$(257,020)	(13.1%)
Cost of goods sold	1,118,945	65.4%	1,322,741	67.2%	203,796	15.4%
Gross profit	591,841	34.6%	645,065	32.8%	(53,224)	(8.3%)
Selling, general & administrative expenses	352,290	20.6%	385,945	19.6%	33,655	8.7%
Rationalization and asset impairment charges	—	—	19,524	1.0%	19,524	100.0%
Pension settlement charges	—	—	136,331	6.9%	136,331	100.0%
Loss on deconsolidation of Venezuelan subsidiary	34,348	2.0%	—	—	(34,348)	(100.0%)
Operating income (loss)	205,203	12.0%	103,265	5.2%	101,938	98.7%
Interest income	1,225	0.1%	2,023	0.1%	(798)	(39.4%)
Equity earnings in affiliates	2,084	0.1%	2,138	0.1%	(54)	(2.5%)
Other income	2,552	0.1%	3,223	0.2%	(671)	(20.8%)
Interest expense	(11,828)	(0.7%)	(12,034)	(0.6%)	206	1.7%
Income (loss) before income taxes	199,236	11.6%	98,615	5.0%	100,621	102.0%
Income taxes	54,264	3.2%	19,902	1.0%	(34,362)	(172.7%)
Effective tax rate	27.2%		20.2%		(7.0%)
Net income (loss) including non-controlling interests	144,972	8.5%	78,713	4.0%	66,259	84.2%
Non-controlling interests in subsidiaries’ loss	(32)	—	(73)	—	41	56.2%
Net income (loss)	$145,004	8.5%	$78,786	4.0%	$66,218	84.0%

Basic earnings (loss) per share	$2.13		$1.05		$1.08	102.9%
Diluted earnings (loss) per share	$2.11		$1.04		$1.07	102.9%
Weighted average shares (basic)	68,081		74,999
Weighted average shares (diluted)	68,784		75,764

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	September 30, 2016	December 31, 2015
Cash and cash equivalents	$256,928	$304,183
Total current assets	920,478	935,995
Property, plant and equipment, net	384,817	411,323
Total assets	1,833,821	1,784,171
Total current liabilities	596,059	370,122
Short-term debt (1)	183,827	4,278
Long-term debt, less current portion	359,831	350,347
Total equity	752,917	932,448

Operating Working Capital	September 30, 2016	December 31, 2015
Accounts receivable	$281,039	$264,715
Inventory	285,199	275,930
Trade accounts payable	164,783	152,620
Operating working capital	$401,455	$388,025

Operating working capital to net sales (2)	17.7%	17.1%

Invested Capital	September 30, 2016	December 31, 2015
Short-term debt (1)	$183,827	$4,278
Long-term debt, less current portion	359,831	350,347
Total debt	543,658	354,625
Total equity	752,917	932,448
Invested capital	$1,296,575	$1,287,073

Total debt / invested capital	41.9%	27.6%

(1)	Includes current portion of long-term debt.

(2)	Operating working capital to net sales is defined as operating working capital divided by annualized rolling three months of net sales.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
 Non-GAAP Financial Measures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Operating income (loss) as reported	$81,829	$(84,021)	$205,203	$103,265
Special items (pre-tax):
Rationalization and asset impairment charges (1)	—	18,285	—	19,524
Loss on deconsolidation of Venezuelan subsidiary (2)	—	—	34,348	—
Venezuela foreign exchange losses (3)	—	26,506	—	26,506
Pension settlement charges (4)	—	136,331	—	136,331
Adjusted operating income (loss) (6)	$81,829	$97,101	$239,551	$285,626
As a percent of total sales	14.4%	15.1%	14.0%	14.5%

Net income (loss) as reported	$60,049	$(60,466)	$145,004	$78,786
Special items (after-tax):
Rationalization and asset impairment charges (1)	—	16,832	—	17,732
Loss on deconsolidation of Venezuelan subsidiary (2)	—	—	33,251	—
Venezuela foreign exchange losses (3)	—	26,506	—	26,506
Pension settlement charges (4)	—	83,341	—	83,341
Income tax valuation reversals (5)	—	—	(7,196)	—
Adjusted net income (6)	$60,049	$66,213	$171,059	$206,365

Diluted earnings (loss) per share as reported	$0.89	$(0.82)	$2.11	$1.04
Special items	—	1.71	0.38	1.68
Adjusted diluted earnings per share (6)	$0.89	$0.89	$2.49	$2.72

Weighted average shares (diluted)	67,182	74,460	68,784	75,764

(1)	The three and nine months ended September 30, 2015 include net charges primarily related to severance and other related costs and charges related to the impairment of long-lived assets and goodwill.

(2)
The nine months ended September 30, 2016 reflect a charge (non-cash charge of $34.1 million pretax and $33.0 million after-tax) related to the deconsolidation of the Company's Venezuelan subsidiary in the second quarter 2016.

(3)	The three and nine months ended September 30, 2015 represent the impact of Venezuelan remeasurement losses related to the adoption of new foreign exchange mechanisms.

(4)	The three and nine months ended September 30, 2015 include pension settlement charges primarily related to the purchase of a group annuity contract.

(5)
The nine months ended September 30, 2016 reflect reduced income tax expense related to the reversal of an income tax valuation allowance as a result of a legal entity change to realign the Company’s tax structure.

(6)
Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believe that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended September 30,
Return on Invested Capital	2016	2015
Net income as reported	$193,696	$153,998
Rationalization and asset impairment charges (gains), net of tax of ($16) and $1,791 in 2016 and 2015, respectively	450	17,899
Loss on deconsolidation of Venezuelan subsidiary, net of tax of $1,097	33,251	—
Income tax valuation reversals	(7,196)	—
Pension settlement charges, net of tax of $2,438 and $52,990 in 2016 and 2015, respectively	3,969	83,341
Venezuela currency devaluation	708	26,506
Adjusted net income (1)	$224,878	$281,744
Plus: Interest expense, net of tax of $6,816 and $7,174 in 2016 and 2015, respectively	13,342	11,564
Less: Interest income, net of tax of $596 and $1,015 in 2016 and 2015, respectively	1,182	1,636
Adjusted net income before tax effected interest	$237,038	$291,672

Invested Capital	September 30, 2016	September 30, 2015
Short-term debt	$183,827	$2,453
Long-term debt, less current portion	359,831	350,899
Total debt	543,658	353,352
Total equity	752,917	1,011,969
Invested capital	$1,296,575	$1,365,321

Return on invested capital (1)(2)	18.3%	21.4%

(1)
Adjusted net income and Return on invested capital are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believe that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

(2)	Return on invested capital is defined as rolling 12 months of Adjusted net income excluding tax-effected interest income and expense divided by invested capital.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended September 30,
	2016	2015
OPERATING ACTIVITIES:
Net income (loss)	$60,049	$(60,466)
Non-controlling interests in subsidiaries’ loss	(10)	(15)
Net income (loss) including non-controlling interests	60,039	(60,481)
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	—	6,090
Depreciation and amortization	16,263	16,179
Equity (earnings) loss in affiliates, net	(6)	236
Pension expense and settlement charges	3,216	141,244
Pension contributions and payments	(582)	(4,416)
Other non-cash items, net	(1,742)	(46,517)
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease in accounts receivable	10,437	28,343
Decrease in inventories	7,819	26,284
Decrease in trade accounts payable	(8,306)	(3,412)
Net change in other current assets and liabilities	22,417	3,197
Net change in other long-term assets and liabilities	1,854	(1,381)
NET CASH PROVIDED BY OPERATING ACTIVITIES	111,409	105,366

INVESTING ACTIVITIES:
Capital expenditures	(14,598)	(10,970)
Acquisition of businesses, net of cash acquired	—	(33,882)
Proceeds from sale of property, plant and equipment	257	752
Other investing activities	—	(2,103)
NET CASH USED BY INVESTING ACTIVITIES	(14,341)	(46,203)

FINANCING ACTIVITIES:
Net change in borrowings	23,989	170,371
Proceeds from exercise of stock options	4,703	564
Excess tax benefits from stock-based compensation	1,892	194
Purchase of shares for treasury	(85,661)	(139,337)
Cash dividends paid to shareholders	(21,533)	(21,694)
Other financing activities	—	(44)
NET CASH (USED BY) PROVIDED BY FINANCING ACTIVITIES	(76,610)	10,054

Effect of exchange rate changes on Cash and cash equivalents	(549)	(17,609)
INCREASE IN CASH AND CASH EQUIVALENTS	19,909	51,608
Cash and cash equivalents at beginning of period	237,019	312,737
Cash and cash equivalents at end of period	$256,928	$364,345

Cash dividends paid per share	$0.32	$0.29

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2016	2015
OPERATING ACTIVITIES:
Net income	$145,004	$78,786
Non-controlling interests in subsidiaries’ loss	(32)	(73)
Net income including non-controlling interests	144,972	78,713
Adjustments to reconcile Net income including non-controlling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges	—	6,120
Loss on deconsolidation of Venezuelan subsidiary	34,348	—
Depreciation and amortization	48,495	47,897
Equity earnings in affiliates, net	(64)	(252)
Pension expense and settlement charges	12,472	151,848
Pension contributions and payments	(22,159)	(52,121)
Other non-cash items, net	(7,137)	(52,307)
Changes in operating assets and liabilities, net of effects from acquisitions:
(Increase) decrease in accounts receivable	(11,956)	14,661
(Increase) decrease in inventories	(7,673)	27,824
Increase (decrease) in trade accounts payable	13,922	(34,629)
Net change in other current assets and liabilities	30,424	47,032
Net change in other long-term assets and liabilities	1,122	650
NET CASH PROVIDED BY OPERATING ACTIVITIES	236,766	235,436

INVESTING ACTIVITIES:
Capital expenditures	(39,377)	(40,187)
Acquisition of businesses, net of cash acquired	(71,567)	(33,882)
Proceeds from sale of property, plant and equipment	936	2,173
Other investing activities	(283)	(79)
NET CASH USED BY INVESTING ACTIVITIES	(110,291)	(71,975)

FINANCING ACTIVITIES:
Net change in borrowings	183,259	314,420
Proceeds from exercise of stock options	10,418	4,600
Excess tax benefits from stock-based compensation	3,414	1,487
Purchase of shares for treasury	(288,594)	(297,804)
Cash dividends paid to shareholders	(66,180)	(65,942)
Other financing activities	(18,244)	(8,040)
NET CASH USED BY FINANCING ACTIVITIES	(175,927)	(51,279)

Effect of exchange rate changes on Cash and cash equivalents	2,197	(26,216)
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(47,255)	85,966
Cash and cash equivalents at beginning of period	304,183	278,379
Cash and cash equivalents at end of period	$256,928	$364,345

Cash dividends paid per share	$0.96	$0.87

Lincoln Electric Holdings, Inc.
Segment Highlights (1)
(In thousands)
(Unaudited)

	Americas Welding	International Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended September 30, 2016
Net sales	$377,520	$119,564	$70,562	$—	$567,646
Inter-segment sales	22,386	3,688	1,856	(27,930)	—
Total	$399,906	$123,252	$72,418	$(27,930)	$567,646

EBIT (2)	$68,285	$5,796	$8,757	$913	$83,751
As a percent of total sales	17.1%	4.7%	12.1%		14.8%
Special items charge (3)	—	—	—	—	—
Adjusted EBIT (4)	$68,285	$5,796	$8,757	$913	$83,751
As a percent of total sales	17.1%	4.7%	12.1%		14.8%
Three months ended September 30, 2015
Net sales	$454,172	$128,072	$62,922	$—	$645,166
Inter-segment sales	25,571	5,400	2,307	(33,278)	—
Total	$479,743	$133,472	$65,229	$(33,278)	$645,166

EBIT (2)	$(83,413)	$(5,676)	$6,422	$(748)	$(83,415)
As a percent of total sales	(17.4%)	(4.3%)	9.8%		(12.9%)
Special items charge (3)	166,178	14,944	—	—	181,122
Adjusted EBIT (4)	$82,765	$9,268	$6,422	$(748)	$97,707
As a percent of total sales	17.3%	6.9%	9.8%		15.1%
Nine months ended September 30, 2016
Net sales	$1,124,900	$376,684	$209,202	$—	$1,710,786
Inter-segment sales	69,673	11,955	6,983	(88,611)	—
Total	$1,194,573	$388,639	$216,185	$(88,611)	$1,710,786

EBIT (2)	$194,924	$21,699	$25,752	$(32,536)	$209,839
As a percent of total sales	16.3%	5.6%	11.9%		12.3%
Special items charge (3)	—	—	—	34,348	34,348
Adjusted EBIT (4)	$194,924	$21,699	$25,752	$1,812	$244,187
As a percent of total sales	16.3%	5.6%	11.9%		14.3%
Nine months ended September 30, 2015
Net sales	$1,354,010	$409,246	$204,550	$—	$1,967,806
Inter-segment sales	72,496	15,738	7,034	(95,268)	—
Total	$1,426,506	$424,984	$211,584	$(95,268)	$1,967,806

EBIT (2)	$71,423	$15,036	$22,221	$(54)	$108,626
As a percent of total sales	5.0%	3.5%	10.5%		5.5%
Special items charge (3)	166,178	16,183	—	—	182,361
Adjusted EBIT (4)	$237,601	$31,219	$22,221	$(54)	$290,987
As a percent of total sales	16.7%	7.3%	10.5%		14.8%

(1)	As previously announced on February 9, 2016, the Company realigned its organizational structure into three operating segments which was effective beginning in the first quarter of 2016.

(2)	EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(3)
Special items within Corporate/Elimination reflect a charge ($34.1 million non-cash) related to the deconsolidation of the Company's Venezuelan subsidiary in the second quarter 2016. Refer to 'Non-GAAP Financial Measures' for detail on excluded special items.

(4)	The primary profit measure used by management to assess segment performance is Adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive Adjusted EBIT.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2015	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2016
Operating Segments
Americas Welding	$454,172	$(81,338)	$12,300	$(5,645)	$(1,969)	$377,520
International Welding	128,072	(6,322)	1,454	(1,255)	(2,385)	119,564
The Harris Products Group	62,922	5,235	—	2,226	179	70,562
Consolidated	$645,166	$(82,425)	$13,754	$(4,674)	$(4,175)	$567,646

Americas Welding (excluding Venezuela)	$419,483	$(46,648)	$12,300	$(5,646)	$(1,969)	$377,520
Consolidated (excluding Venezuela)	$610,476	$(47,734)	$13,754	$(4,674)	$(4,176)	$567,646

% Change
Americas Welding		(17.9%)	2.7%	(1.2%)	(0.4%)	(16.9%)
International Welding		(4.9%)	1.1%	(1.0%)	(1.9%)	(6.6%)
The Harris Products Group		8.3%	—	3.5%	0.3%	12.1%
Consolidated		(12.8%)	2.1%	(0.7%)	(0.6%)	(12.0%)

Americas Welding (excluding Venezuela)		(11.1%)	2.9%	(1.3%)	(0.5%)	(10.0%)
Consolidated (excluding Venezuela)		(7.8%)	2.3%	(0.8%)	(0.7%)	(7.0%)

Nine Months Ended September 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2015	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2016
Operating Segments
Americas Welding	$1,354,010	$(226,400)	$35,600	$268,381	$(306,691)	$1,124,900
International Welding	409,246	(21,256)	8,622	(8,243)	(11,685)	$376,684
The Harris Products Group	204,550	7,361	—	(987)	(1,722)	$209,202
Consolidated	$1,967,806	$(240,295)	$44,222	$259,151	$(320,098)	$1,710,786

Americas Welding (excluding Venezuela)	$1,273,090	$(172,465)	$35,600	$(7,698)	$(14,441)	$1,114,086
Consolidated (excluding Venezuela)	$1,886,886	$(186,360)	$44,222	$(16,927)	$(27,848)	$1,699,973

% Change
Americas Welding		(16.7%)	2.6%	19.8%	(22.7%)	(16.9%)
International Welding		(5.2%)	2.1%	(2.0%)	(2.9%)	(8.0%)
The Harris Products Group		3.6%	—	(0.5%)	(0.8%)	2.3%
Consolidated		(12.2%)	2.2%	13.2%	(16.3%)	(13.1%)

Americas Welding (excluding Venezuela)		(13.5%)	2.8%	(0.6%)	(1.1%)	(12.5%)
Consolidated (excluding Venezuela)		(9.9%)	2.3%	(0.9%)	(1.5%)	(9.9%)